Welcome & Introductions Oscar M. Bean, Chairman of the Board

Recognition of Employees’ Years of Service

Approval of 2014 Annual Meeting Minutes

Judges’ Report Rodney Crider & Christine Smith

“Service Beyond Expectations” H. Charles Maddy, III President & CEO

Overview of Financial Performance Robert S. Tissue, Sr. Vice President & CFO H. Charles Maddy III, President & CEO

Forward-Looking Statements This presentation contains information that constitutes forward-looking statements (within the meaning of the Private Securities Litigation Act of 1995) that are based on current expectations that involve a number of risks and uncertainties. Words such as “expects”, “anticipates”, “believes”, “estimates” and other similar expressions or future or conditional verbs such as “will”, “should”, “would” and “could” are intended to identify such forward- looking statements. Although we believe the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially. Factors that might cause such a difference include changes in interest rates and interest rate relationships; changes in the national and local economies; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking laws and regulations; changes in tax laws; the impact of technological advances; the outcomes of contingencies; trends in customer behavior as well as their ability to repay loans; and our ability to successfully complete and integrate acquisitions. We undertake no obligation to revise these statements following the date of this presentation.

Hire the best and brightest … hold them accountable and reward them for results Emphasize community banking Emphasize asset quality Emphasize efficiency Emphasize profitability Emphasize moderate, but stable growth Our Business Model …

17 Banking and Insurance Offices in West Virginia and Northern Virginia Our Footprint …

$889 $1,110 $1,235 $1,436 $1,627 $1,585 $1,478 $1,450 $1,387 $1,386 $1,444 $0 $400 $800 $1,200 $1,600 $2,000 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 10 Year CAGR = 5.0% Total Assets $ Millions Our Growth…

 Improved profitability: net income applicable to common shares was $10.6 million, or $1.17 per share, for 2014 compared to $7.3 million, or $0.84 per share, for 2013; a 39.3% increase in EPS.  Improved net interest margin: increased 17 basis points;  Improved credit: resulted in continued reductions in the provisions to our loan loss reserves (decreasing $2.3 million or 50%) and writedowns of foreclosed properties remained flat; Nonperforming assets (NPAs) declined 30.6% to their lowest level since Q2 2008; 2014: A Year of Achievement

2014: A Year of Achievement  Strong loan growth: loan balances grew 8.6% in 2014, and grew at an annualized rate of 7.6% in Q1 2015.  Stable overhead costs: remaining very well-controlled;  Improved capital position: our regulatory capital ratios are robust and at their highest level in 16 years and our total risk-based capital ratio is at its highest level in 16 years, both well in excess of regulatory requirements for “well- capitalized” institutions; Castle Creek partnered with Summit to invest $10.3 million;

RESTORED COMMON STOCK DIVIDEND 2014: A Year of Achievement

Full Year 2014 Financial Performance $ in Millions, except EPS 2014 2013 2012 Net income applicable to common shares $10.6 $7.3 $4.9 Diluted EPS $1.17 $0.84 $0.60 Loan Loss Provision $2.3 $4.5 $8.5 Securities Impairment Charges $0.0 $0.1 $0.5 Writedowns of Foreclosed Properties $3.8 $3.7 $6.9 Nonperforming Assets / Total Assets 3.48% 5.22% 6.77% Loan Loss Reserve / Loans 1.08% 1.33% 1.88% Net Charge-offs / Avg Loans 0.38% 1.02% 0.85% Net Interest Margin 3.39% 3.22% 3.19%

Q1 2015 Financial Performance $ in Millions, except EPS 1Q 2015 4Q 2014 1Q 2014 Net income applicable to common shares $4.3 $3.0 $2.2 Diluted EPS $0.41 $0.32 $0.25 Loan Loss Provision $0.25 $0.0 $1.0 Securities Impairment Charges $0.00 $0.00 $0.00 Writedowns of Foreclosed Properties $0.6 $0.3 $0.9 Nonperforming Assets / Total Assets 3.18% 3.48% 4.92% Loan Loss Reserve / Loans 1.03% 1.08% 1.14% Net Charge-offs / Avg Loans (annualized) 0.23% -0.05% 1.08% Net Interest Margin 3.59% 3.42% 3.33%

Asset Quality 1.94% 0.96% 0.85% 1.02% 0.38% 0.23% 2.14% 5.33% 3.96% 1.99% 1.21% 1.14% 6.24% 8.04% 6.77% 5.22% 3.48% 3.18% 0% 1% 2% 3% 4% 5% 6% 7% 8% 9% 2010 2011 2012 2013 2014 Q1 2015 Net Charge-offs / Loans Nonperform Loans / Loans Nonperform Assets / Assets

Summit Community Bank’s Regulatory Capital As of March 31, 2015: • Total Capital Ratio = 14.5% → $51 million surplus • Tier I Capital = 13.5% → $62 million surplus • Tier I Leverage Capital = 10.5% → $80 million surplus * As percent of risk-based assets ** As percent of average assets $112 $90 $72 $51 $62 $80 $0 $40 $80 $120 $160 "Well-Capitalized" Surplus Total Capital* Tier I Capital* Tier I Leverage**

Strategies for 2015 and Beyond  Continue progress restoring asset quality to pre-Great Recession levels by managing problem assets through a combination of problem loan workouts, charge-offs and asset sales;  Emphasize quality loan growth to improve margins and net interest income;  Keep overhead low and efficiency high;  Continue emphasis on core deposit growth to enhance franchise value;  Pursue opportune expansion opportunities when they make sense.

SMMF Stock Price

Summit’s Peer Group1 FY 2014 $ in Millions Ticker Assets ROAA ROAE Monarch Financial Holdings C & F Financial Corp. First United Corp Hampton Roads Bnkshrs American National Bnkshrs Middleburg Financial Corp Premier Financial Bancorp Community Bankers Trust Eastern Virginia Bnkshrs Washington First Bnkshrs MNRK CFFI FUNC HMPR AMNB MBRG PFBI ESXB EVBS WFBI $1,067 $1,333 $1,332 $1,989 $1,346 $1,223 $1,253 $1,156 $1,182 $1,335 1.15% 0.93% 0.42% 0.50% 0.97% 0.61% 1.60% 0.67% 0.53% 0.75% 11.17% 10.34% 5.05% 5.05% 7.40% 6.31% 8.64% 7.09% 4.13% 8.36% 1 Ten area publicly-traded bank holding companies closest in asset size to Summit

How Summit Compares FY 2014 $ in Millions Summit Peer Average Total Assets Return on Avg Assets Return on Avg Equity Net Interest Margin Efficiency Ratio NPA / Assets Net Charge-off’s / Avg Loans $1,444 0.80% 9.54% 3.39% 52.78% 3.48% 0.38% $1,322 0.81% 7.35% 3.76% 72.12% 1.20% 0.43%

How SMMF Compares Price Ratio Summit Peer Average Price1 / LTM Earnings Price1 / Tangible Book Value 9.2x 94.5% 13.6x 114.5% 1 30 Day Average Market Data ending 5/19/2015

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